UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 29, 2020

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Crexendo, Inc.

(Exact Name of Registrant as Specified in Its Charter)

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Nevada	001-32277	87-0591719
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

1615 S. 52nd Street, Tempe, AZ 85281
(Address of Principal Executive Offices) (Zip Code)

(602) 714-8500
(Registrant’s Telephone Number, Including Area Code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.
Entry into a Material Definitive Agreement.

On January 27, 2020, our wholly-owned subsidiary, Crexendo Business Solutions, Inc. (“Crexendo”), closed on the purchase of its facility located at 1615 S 52nd St, Tempe, AZ 85281 (the “Property”) for $2,500,000 pursuant to the purchase and sale agreement with an effective date of January 27, 2020 between SGM EXE, LLC (“SGM”) and Crexendo (the “Agreement”). Crexendo had previously leased the property from SGM. The description of the Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Simultaneously with the execution of the Agreement and the closing of the purchase of the Property, we entered into a Fixed Rate Term Loan Agreement (the “Loan Agreement”) with Bank of America, N.A. (the “Bank”) to finance Two Million Dollars ($2,000,000) of the purchase price. The Loan Agreement has a term of seven (7) years (the “Term”) with monthly payments of Eleven Thousand Eight Hundred Forty-One and 15/100 Dollars ($11,841.15) beginning on March 1, 2020 (“Repayment Terms”). The description of the Loan Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Loan Agreement, the form of which is attached as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03.
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be reported under this Item 2.03 is incorporated by reference from Item 1.01 of this Current Report on Form 8-K.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
Description

10.1
Purchase and Sale Agreement with an effective date of January 27, 2020 by and among SGM EXE, LLC, Seller and Crexendo, Business Solutions, Inc. Purchaser.
10.2
Loan Agreement between Bank of America, N.A. and Crexendo Business Solutions, Inc. dated January 22 2020, entered into on January 27, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crexendo, Inc.

Date: January 29, 2020	By:	/s/ Ronald Vincent
Ronald Vincent
Chief Financial Officer
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